UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2011

Green Plains Renewable Energy, Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood, Ste. 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Green Plains Renewable Energy, Inc. issued a press release today announcing that it has signed an asset purchase agreement with Otter Tail Ag Enterprises, LLC to acquire its 55 million gallon per year capacity dry-mill ethanol plant near Fergus Falls, MN. The proposed transaction is anticipated to progress through a court-approved bankruptcy proceeding initiated by Otter Tail Ag Enterprises, LLC. If confirmed by the Bankruptcy Court, Green Plains’ bid would then be considered the stalking horse in an asset auction to be held in the next 60 days. There can be no assurances that Green Plains’ bid will be the winning bid among qualifying bids. A copy of this press release is attached hereto at Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Description

99.1	Press release, dated January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Renewable Energy, Inc.

Date: January 10, 2011
	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer (Principal Financial Officer)

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